Exhibit 23.1

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 1, 1999, with respect to the combined financial statements and schedules of HRPT's Senior Housing Properties (wholly owned by HRPT Properties Trust) included in pre-effective amendment No. 2 to the Registration Statement (Form S-11) and related prospectus of Senior Housing Properties Trust.

                                                           /s/ Ernst & Young LLP

Boston, Massachusetts
July 23, 1999